Exhibit 99.1

Generates strong Q2 profit growth and increases FY18 EPS guidance

	Net Sales	Operating Income	Earnings Before Interest & Taxes (EBIT)	Diluted Net Income Per Share Attributable to CBI (EPS)
Second Quarter Fiscal Year 2018 Financial Highlights (1) | In millions, except per share data
Reported	$2,085	$714	NA	$2.48
% Change	3%	17%	NA	42%
Comparable	$2,085	$710	$710	$2.47
% Change	3%	14%	14%	40%
(1) Definitions of reported and comparable, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release. | NA=Not Applicable

HIGHLIGHTS

•	Achieves reported basis EPS of $2.48 and comparable basis EPS of $2.47, an increase of 42% and 40%, respectively

•	Generates $1.1 billion of operating cash flow and $598 million of free cash flow

•	Increases fiscal 2018 reported basis EPS outlook to $7.90 - $8.05 and comparable basis EPS outlook to $8.25 - $8.40; driven primarily by strong beer business results

•	Affirms fiscal 2018 operating cash flow target of approximately $2.0 billion and free cash flow projection of $725 - $825 million

•	Recognizes effective tax rate of approximately 20.5% and lowers anticipated fiscal 2018 tax rate to approximately 21%

•	Acquires fast-growing Funky Buddha craft brewer

•	Declares quarterly cash dividend

•	Plans to launch Commercial Paper program (2)

●  Constellation’s Beer business drove more than 60% of high-end category growth and claimed 3 of the top 10 share gainer spots in the U.S. beer market
●  “120 Days of Summer”marketing campaign drove beer business market share gains during the July 4th holiday, which continued throughout the summer selling season and into Labor Day
●  Wine and Spirits Focus Brands delivered depletion growth of more than 12% led by Black Box, Robert Mondavi Private Selection, Meiomi, Kim Crawford, Woodbridge by Robert Mondavi and SVEDKA vodka

CERVEZA
Modelo
1925
Especial
CERVEZA
Modelo
1925
Negra
CERVEZA
Modelo
1925
Especial
CERVEZA
Modelo
1925

(2) See additional information on page 4 of this release.

“Our second quarter results are a testament to the fact that our total beverage alcohol (TBA) strategy is paying off. We remain the leader in the high-end of the U.S. beer market, and we are reaping the benefits of our Wine and Spirits premiumization efforts. Strong execution, coupled with smart portfolio and operational investments, continue to fuel our growth and solidify our leadership position across TBA.”

Rob Sands
President and CEO

beer DIVISION
	Shipment Volume	Depletion Volume	Net Sales	Operating Income
Three Months Ended | In millions; branded product, 24-pack, 12-ounce case equivalents
August 31, 2017	80.3		$1,378.9	$566.2
August 31, 2016	71.9		$1,222.5	$450.7
% Change	11.7%	8.1%	12.8%	25.6%
HIGHLIGHTS

•	The Modelo brand family drove strong portfolio performance during the key summer selling season with depletion growth of almost 20%.

•	Shipment and depletion growth rates in the 9 - 10% range for the first half of the year drove significant share gains during this time.

•
Operating margin increased 420 basis points to 41.1%, primarily due to strong operational performance during peak summer production for our breweries and glass plant in Mexico. Favorable pricing and foreign currency benefits also drove margin expansion.

●  The addition of Funky Buddha to the craft beer portfolio advances the company’s strategy of leading the high-end of the U.S. beer market. It is a fast-growing craft brewery in Florida with an award-winning portfolio led by Floridian Hefeweizen and Hop Gun IPA.

● Capital expansion projects in Mexico remain on track. The Nava brewery achieved record production volumes and Obregon performed at high utilization levels during the quarter.

wine and spirits DIVISION
	Shipment Volume	Organic Shipment Volume (1)	Depletion Volume	Net Sales (3)	Organic Net Sales (1)	Operating Income (3)
Three Months Ended | In millions; branded product, 9-liter case equivalents
August 31, 2017	14.7	14.6		$705.6	$692.0	$185.1
August 31, 2016	18.2	14.8		$798.7	$698.6	$205.7
% Change	(19.2%)	(1.4%)	5.0%	(11.7%)	(0.9%)	(10.0%)
(3) Three months ended August 31, 2016, includes net sales and operating income that are no longer part of the wine and spirits segment results after the sale of the Canadian wine business of $100 million and $19 million, respectively.
HIGHLIGHTS

•	Strong U.S. depletion growth of 5% outpaced U.S. shipment volume primarily due to timing.

•	Operating margin improved 40 basis points to 26.2%, as mix benefits from portfolio premiumization efforts were partially offset by planned higher marketing spend.

•	Acquired brands including The Prisoner and Charles Smith wine brands, as well as High West Whiskey, delivered exceptional depletion growth of 30%, 74% and 37%, respectively.

●  Recent brand introductions, including Cooper and Thief, the #3 super luxury red blend and 7 MOONS, a top 10 premium red blend, have solid marketplace momentum.
●  Additional programming has been put in place for the peak selling season, including new T.V. and media advertising campaigns for the Kim Crawford, Black Box and Woodbridge wine brands.

“During the quarter, we gained market share, improved margins, continued to generate strong free cash flow and executed exceptionally well. These results are driving the upward revision to our EPS estimate for the year.”
AWARDS + RECOGNITION

Impact Magazine recognized Constellation Brands in July 2017 with six Hot Brand Awards for calendar year 2016:  Corona Extra, Modelo Especial, Corona Light, Pacifico, Modelo Especial Chelada and Ballast Point Sculpin IPA

David Klein
Executive Vice President and Chief Financial Officer

QUARTERLY DIVIDEND
On October 4, 2017, Constellation’s board of directors declared a quarterly cash dividend of $0.52 per share of Class A Common Stock and $0.47 per share of Class B Common Stock, payable on November 21, 2017, to stockholders of record as of the close of business on November 7, 2017.

† A copy of this news release, including the attachments and other financial information that may be discussed during the call, will be available on the Internet at the company’s website: www.cbrands.com under “Investors,” prior to the call.

OUTLOOK The table below sets forth management’s current EPS expectations for fiscal 2018 compared to fiscal 2017 actual results, both on a reported basis and a comparable basis.
	Reported Basis		Comparable Basis
	FY18 Estimate	FY17 Actual	FY18 Estimate	FY17 Actual
Fiscal Year Ending February 28	$7.90 - $8.05	$7.52	$8.25 - $8.40	$6.76

For fiscal 2018, the beer business continues to target net sales growth in the range of 9 - 11 percent and operating income growth is now targeted in the range of 17 - 19 percent. For the wine and spirits business, the company continues to expect net sales to decrease in the range of 4 - 6 percent and operating income to be flat. These projections include the estimated impact of the December 2016 divestiture of the Canadian wine business and the estimated incremental benefits from the High West, Charles Smith and Prisoner acquisitions. Excluding the $311 million of net sales and $50 million of operating income from the fiscal 2017 wine and spirits segment results related to the Canadian wine business divestiture, the company expects net sales growth of 4 - 6 percent and operating income growth of 5 - 7 percent for fiscal 2018.
Full-year fiscal 2018 guidance also includes the following current assumptions:

● Interest expense: $330 - $340 million ● Tax rate: approximately 21 percent ● Weighted average diluted shares outstanding: approximately 201 million ● Operating cash flow: $1.9 - $2.1 billion		● Capital expenditures: $1.175 - $1.275 billion, including approximately $1.0 billion targeted for Mexico beer operations expansion activities ● Free cash flow: $725 - $825 million

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ and STZ.B), a Fortune 500® company, is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Mexico, New Zealand, Italy and Canada. Constellation is the No. 3 beer company in the U.S. with high-end, iconic imported brands such as Corona Extra, Corona Light, Modelo Especial, Modelo Negra and Pacifico. The company’s beer portfolio also includes Ballast Point, one of the most awarded craft brewers in the U.S. In addition, Constellation is the world leader in premium wine, selling great brands that people love, including Robert Mondavi, Clos du Bois, Kim Crawford, Meiomi, Mark West, Franciscan Estate, Ruffino and The Prisoner. The company’s premium spirits brands include SVEDKA Vodka, Casa Noble Tequila and High West Whiskey.
Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand building, our trade partners, the environment, our investors and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Founded in 1945, Constellation has grown to become a significant player in the beverage alcohol industry with more than 100 brands in its portfolio; about 40 wineries, breweries and distilleries; and approximately 9,000 talented employees. We express our company vision: to elevate life with every glass raised.
To learn more, follow us on Twitter @cbrands and visit www.cbrands.com.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Mike McGrew 773-251-4934 | Amy Martin 585-678-7141	Patty Yahn-Urlaub 585-678-7483 | Bob Czudak 585-678-7170

SUPPLEMENTAL INFORMATION
Reported basis (“reported”) are amounts as reported under generally accepted accounting principles. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release. Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this news release.

The notes to be offered under the company’s planned commercial paper program have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This news release shall not constitute an offer to sell or the solicitation of an offer to buy the company’s notes under the commercial paper program.

FORWARD-LOOKING STATEMENTS
The statements made under the heading Outlook, and all statements other than statements of historical fact set forth in this news release regarding Constellation Brands’ business strategy, future operations, future financial position, expected effective tax rates and anticipated tax liabilities, estimated revenues, projected costs, estimated diluted EPS, expected cash flow, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, the “Projections”) that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the Projections.
During the current quarter, Constellation Brands may reiterate the Projections. Prior to the start of the company’s quiet period, which will begin at the close of business November 30, 2017, the public can continue to rely on the Projections as still being Constellation Brands’ current expectations on the matters covered, unless the company publishes a notice stating otherwise. During Constellation Brands’ “quiet period,” the Projections should not be considered to constitute the company’s expectations and should be considered historical, speaking as of prior to the quiet period only and not subject to update by the company.
The Projections are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, financing or share repurchase that may be completed after the date of this release. The Projections should not be construed in any manner as a guarantee that such results will in fact occur.
In addition to the risks and uncertainties of ordinary business operations, the Projections of the company contained in this news release are subject to a number of risks and uncertainties, including:

•
beer operations expansion activities, costs and timing associated with these activities, including but not limited to Mexicali brewery construction, Obregon brewery optimization activities, and Nava brewery and glass plant expansion activities, may vary from management’s current estimates;

•	accuracy of supply projections, including those relating to beer operations expansion activities and glass sourcing;

•	operating cash flow, free cash flow, effective tax rate and capital expenditures to support long-term growth may vary from management’s current estimates;

•	accuracy of projections associated with previously-announced acquisitions and divestitures;

•	raw material and water supply, production or shipment difficulties could adversely affect the company’s ability to supply its customers;

•	general economic, geo-political, domestic, international and regulatory conditions, instability in world financial markets,

unanticipated environmental liabilities and costs, or enhanced competitive activities;

•
changes to international trade agreements and tariffs, accounting standards, elections or assertions, tax laws or other governmental rules and regulations, the actual duration of reinvestment of earnings in certain foreign subsidiaries, and other factors which could impact the company’s reported financial position, results of operations or effective tax rate;

•	changes in interest rates and the inherent unpredictability of currency fluctuations, commodity prices and raw material costs; and

•
other factors and uncertainties disclosed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2017, which could cause actual future performance to differ from current expectations.

Constellation Brands, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (in millions) (unaudited)

	August 31, 2017	February 28, 2017
Assets
Current assets:
Cash and cash equivalents	$125.6	$177.4
Accounts receivable	853.3	737.0
Inventories	1,929.7	1,955.1
Prepaid expenses and other	464.8	360.5
Total current assets	3,373.4	3,230.0
Property, plant and equipment	4,464.2	3,932.8
Goodwill	8,114.2	7,920.5
Intangible assets	3,309.1	3,377.7
Other assets	157.5	141.4
Total assets	$19,418.4	$18,602.4

Liabilities and stockholders’ equity
Current liabilities:
Notes payable to banks	$814.0	$606.5
Current maturities of long-term debt	96.5	910.9
Accounts payable	601.7	559.8
Other accrued expenses and liabilities	577.8	620.4
Total current liabilities	2,090.0	2,697.6
Long-term debt, less current maturities	8,036.9	7,720.7
Deferred income taxes	1,167.1	1,133.6
Other liabilities	179.1	165.7
Total liabilities	11,473.1	11,717.6
CBI stockholders’ equity	7,928.1	6,891.2
Noncontrolling interests	17.2	(6.4)
Total stockholders’ equity	7,945.3	6,884.8
Total liabilities and stockholders’ equity	$19,418.4	$18,602.4

Constellation Brands, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS (in millions, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016
Sales	$2,297.2	$2,222.8	$4,412.5	$4,275.8
Excise taxes	(212.7)	(201.6)	(392.5)	(382.8)
Net sales	2,084.5	2,021.2	4,020.0	3,893.0
Cost of product sold	(1,019.2)	(1,052.2)	(1,959.4)	(2,042.7)
Gross profit	1,065.3	969.0	2,060.6	1,850.3
Selling, general and administrative expenses	(351.4)	(358.1)	(778.6)	(686.7)
Operating income	713.9	610.9	1,282.0	1,163.6
Equity in earnings of equity method investees	0.2	—	0.6	0.7
Interest expense	(81.3)	(94.1)	(163.7)	(178.7)
Loss on write-off of debt issuance costs	(2.1)	—	(8.8)	—
Income before income taxes	630.7	516.8	1,110.1	985.6
Provision for income taxes	(128.7)	(163.6)	(202.8)	(313.3)
Net income	502.0	353.2	907.3	672.3
Net (income) loss attributable to noncontrolling interests	(2.5)	5.7	(5.0)	4.9
Net income attributable to CBI	$499.5	$358.9	$902.3	$677.2

Net income per common share attributable to CBI:
Basic – Class A Common Stock	$2.58	$1.81	$4.67	$3.42
Basic – Class B Convertible Common Stock	$2.35	$1.64	$4.24	$3.10

Diluted – Class A Common Stock	$2.48	$1.75	$4.48	$3.30
Diluted – Class B Convertible Common Stock	$2.29	$1.61	$4.14	$3.04

Weighted average common shares outstanding:
Basic – Class A Common Stock	172.087	177.460	171.821	177.001
Basic – Class B Convertible Common Stock	23.338	23.353	23.341	23.353

Diluted – Class A Common Stock	201.346	205.650	201.199	205.508
Diluted – Class B Convertible Common Stock	23.338	23.353	23.341	23.353

Cash dividends declared per common share:
Class A Common Stock	$0.52	$0.40	$1.04	$0.80
Class B Convertible Common Stock	$0.47	$0.36	$0.94	$0.72

Constellation Brands, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)

	Six Months Ended
	August 31, 2017	August 31, 2016
Cash flows from operating activities
Net income	$907.3	$672.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	140.9	113.9
Impairment and amortization of intangible assets	89.7	6.3
Stock-based compensation	28.9	31.4
Amortization and loss on write-off of debt issuance costs	14.4	6.4
Deferred tax provision	13.6	139.9
Change in operating assets and liabilities, net of effects from purchases of businesses:
Accounts receivable	(116.7)	(94.9)
Inventories	49.2	48.9
Prepaid expenses and other current assets	(89.7)	(28.6)
Accounts payable	40.2	144.3
Deferred revenue	27.4	12.8
Other accrued expenses and liabilities	(33.1)	30.6
Other	30.8	(38.4)
Total adjustments	195.6	372.6
Net cash provided by operating activities	1,102.9	1,044.9

Cash flows from investing activities
Purchases of property, plant and equipment	(505.1)	(368.6)
Purchases of businesses	(131.8)	(284.9)
Payments related to sale of business	(5.0)	—
Other investing activities	1.3	(0.1)
Net cash used in investing activities	(640.6)	(653.6)

Cash flows from financing activities
Principal payments of long-term debt	(4,517.9)	(842.4)
Dividends paid	(201.0)	(158.8)
Payments of minimum tax withholdings on stock-based payment awards	(22.5)	(64.7)
Payments of debt issuance costs	(20.2)	(4.6)
Purchases of treasury stock	(14.3)	(5.5)
Proceeds from issuance of long-term debt	4,017.0	940.6
Net proceeds from (repayments of) notes payable	206.6	(295.8)
Proceeds from shares issued under equity compensation plans	32.0	33.3
Excess tax benefits from stock-based payment awards	—	100.9
Net cash used in financing activities	(520.3)	(297.0)

Effect of exchange rate changes on cash and cash equivalents	6.2	(0.1)

Net increase (decrease) in cash and cash equivalents	(51.8)	94.2
Cash and cash equivalents, beginning of period	177.4	83.1
Cash and cash equivalents, end of period	$125.6	$177.3

Constellation Brands, Inc. and Subsidiaries
RECONCILIATION OF REPORTED AND ORGANIC NET SALES
(in millions)
(unaudited)

For periods of acquisition, we define organic net sales as current period reported net sales less net sales of products of acquired businesses reported for the current period, as appropriate. For periods of divestiture, we define organic net sales as prior period reported net sales less net sales of products of divested businesses reported for the prior period, as appropriate. We provide organic net sales because we use this information in monitoring and evaluating the underlying business trends of our core operations. In addition, we believe this information provides investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance.
The company’s more significant acquisitions impacting the periods below consist of (i)  Prisoner (acquired April 29, 2016) and (ii)  High West (acquired October 14, 2016) and Charles Smith (acquired October 19, 2016), collectively, the October 2016 Wine and Spirits Acquisitions. The divestiture impacting the periods below consists of the Canadian Divestiture (sold December 17, 2016).

	Three Months Ended			Six Months Ended
	August 31, 2017	August 31, 2016	Percent Change	August 31, 2017	August 31, 2016	Percent Change
Consolidated net sales	$2,084.5	$2,021.2	3%	$4,020.0	$3,893.0	3%
Less: Prisoner (1)	—	—		(13.2)	—
Less: October 2016 Wine and Spirits Acquisitions (2)	(13.6)	—		(27.3)	—
Less: Canadian Divestiture (3)	—	(100.1)		—	(189.7)
Consolidated organic net sales	$2,070.9	$1,921.1	8%	$3,979.5	$3,703.3	7%

Beer net sales	$1,378.9	$1,222.5	13%	$2,621.2	$2,373.5	10%

Wine and Spirits net sales	$705.6	$798.7	(12%)	$1,398.8	$1,519.5	(8%)
Less: Prisoner (1)	—	—		(13.2)	—
Less: October 2016 Wine and Spirits Acquisitions (2)	(13.6)	—		(27.3)	—
Less: Canadian Divestiture (3)	—	(100.1)		—	(189.7)
Wine and Spirits organic net sales	$692.0	$698.6	(1%)	$1,358.3	$1,329.8	2%

(1)	For the period March 1, 2017, through April 28, 2017, included in the six months ended August 31, 2017.

(2)	For the periods June 1, 2017, through August 31, 2017, and March 1, 2017, through August 31, 2017, included in the three months and six months ended August 31, 2017, respectively.

(3)	For the periods June 1, 2016, through August 31, 2016, and March 1, 2016, through August 31, 2016, included in the three months and six months ended August 31, 2016, respectively.

Constellation Brands, Inc. and Subsidiaries
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(unaudited)

	Three Months Ended			Six Months Ended
	August 31, 2017	August 31, 2016	Percent Change	August 31, 2017	August 31, 2016	Percent Change
Beer (1)
(in millions, branded product, 24-pack, 12-ounce case equivalents)
Shipment volume	80.3	71.9	11.7%	152.0	138.9	9.4%

Depletion volume (2)			8.1%			9.7%

Wine and Spirits
(in millions, branded product, 9-liter case equivalents)
Shipment volume	14.7	18.2	(19.2%)	28.6	34.6	(17.3%)
Organic shipment volume (3) (4)	14.6	14.8	(1.4%)	28.3	28.4	(0.4%)
U.S. Domestic shipment volume	13.6	14.2	(4.2%)	26.5	26.6	(0.4%)
U.S. Domestic organic shipment volume (3)	13.5	14.2	(4.9%)	26.3	26.6	(1.1%)
U.S. Domestic Focus Brands shipment volume (5)	8.4	8.2	2.4%	16.2	15.3	5.9%
U.S. Domestic organic Focus Brands shipment volume (5) (6)	8.3	8.2	1.2%	16.0	15.3	4.6%

U.S. Domestic depletion volume (2) (7)			5.0%			2.1%
U.S. Domestic Focus Brands depletion volume (2) (5) (8)			12.3%			8.3%

(1)
Previously reported Beer shipment and depletion volumes were restated in the fourth quarter of fiscal 2017 for an immaterial error associated with the conversion of 7-ounce Coronita case equivalents to 12-ounce case equivalents.

(2)	Depletions represent distributor shipments of our respective branded products to retail customers, based on third-party data.

(3)	Includes an adjustment to remove:

•	Prisoner shipment volumes for the period March 1, 2017, through April 28, 2017, for the six months ended August 31, 2017; and

•
High West and Charles Smith shipment volumes for the periods June 1, 2017, through August 31, 2017, and March 1, 2017, through August 31, 2017, for the three months and six months ended August 31, 2017, respectively.

(4)
Includes an adjustment to remove shipment volumes associated with the business sold in connection with the Canadian Divestiture for the periods June 1, 2016, through August 31, 2016, and March 1, 2016, through August 31, 2016, for the three months and six months ended August 31, 2016, respectively.

(5)
U.S. Domestic Focus Brands include the following brands:  7 Moons, Black Box, Casa Noble, Clos du Bois, Estancia, Franciscan, High West, Kim Crawford, Kung Fu Girl, Mark West, Meiomi, Mount Veeder, Nobilo, Ravage, Robert Mondavi, Ruffino, Simi, SVEDKA Vodka, The Dreaming Tree, The Prisoner and The Velvet Devil.

(6)	Includes an adjustment to remove:

•	The Prisoner shipment volumes for the period March 1, 2017, through April 28, 2017, for the six months ended August 31, 2017; and

•
High West, Kung Fu Girl and The Velvet Devil shipment volumes for the periods June 1, 2017, through August 31, 2017, and March 1, 2017, through August 31, 2017, for the three months and six months ended August 31, 2017, respectively.

(7)	Includes depletion of:

•	Prisoner products for the prior comparable period of March 1, 2016, through April 28, 2016, for the six months ended August 31, 2016; and

•
High West and Charles Smith products for the prior comparable periods of June 1, 2016, through August 31, 2016, and March 1, 2016, through August  31, 2016, for the three months and six months ended August 31, 2016, respectively.

(8)	Includes depletion of:

•	The Prisoner for the prior comparable period of March 1, 2016, through April 28, 2016, for the six months ended August 31, 2016; and

•
High West, Kung Fu Girl and The Velvet Devil for the prior comparable periods of June 1, 2016, through August 31, 2016, and March 1, 2016, through August 31, 2016, for the three months and six months ended August 31, 2016, respectively.

Constellation Brands, Inc. and Subsidiaries SUMMARIZED SEGMENT AND EQUITY EARNINGS INFORMATION (in millions) (unaudited

	Three Months Ended			Six Months Ended
	August 31, 2017	August 31, 2016	Percent Change	August 31, 2017	August 31, 2016	Percent Change
Beer
Segment net sales	$1,378.9	$1,222.5	13%	$2,621.2	$2,373.5	10%
Segment gross profit	$747.0	$615.5	21%	$1,430.6	$1,187.7	20%
% Net sales	54.2%	50.3%		54.6%	50.0%
Segment operating income	$566.2	$450.7	26%	$1,066.8	$860.0	24%
% Net sales	41.1%	36.9%		40.7%	36.2%

Wine and Spirits
Wine net sales	$610.7	$705.4	(13%)	$1,215.7	$1,348.5	(10%)
Spirits net sales	94.9	93.3	2%	183.1	171.0	7%
Segment net sales	$705.6	$798.7	(12%)	$1,398.8	$1,519.5	(8%)
Segment gross profit	$314.9	$355.5	(11%)	$634.3	$653.5	(3%)
% Net sales	44.6%	44.5%		45.3%	43.0%
Segment operating income	$185.1	$205.7	(10%)	$390.7	$373.7	5%
% Net sales	26.2%	25.8%		27.9%	24.6%
Segment equity in earnings (losses) of equity method investees	$—	$(0.1)	(100%)	$0.2	$0.7	(71%)

Corporate Operations and Other
Segment operating loss	$(41.5)	$(36.2)	15%	$(78.9)	$(64.8)	22%
Segment equity in earnings of equity method investees	$0.2	$0.1	100%	$0.4	$—	NA

Consolidated operating income	$713.9	$610.9		$1,282.0	$1,163.6
Comparable Adjustments	(4.1)	9.3		96.6	5.3
Comparable operating income	709.8	620.2		1,378.6	1,168.9
Equity in earnings of equity method investees	0.2	—		0.6	0.7
Consolidated EBIT	$710.0	$620.2		$1,379.2	$1,169.6

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

We report our financial results in accordance with generally accepted accounting principles in the U.S. (“GAAP”). However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because we use this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Please refer to our website at http://www.cbrands.com/investors for a more detailed description and further discussion of these non-GAAP financial measures.

	Three Months Ended August 31, 2017			Three Months Ended August 31, 2016			Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)
Net sales	$2,084.5		$2,084.5	$2,021.2		$2,021.2	3%	3%
Cost of product sold	(1,019.2)	$(3.4)		(1,052.2)	$2.0
Gross profit	1,065.3	(3.4)	$1,061.9	969.0	2.0	$971.0	10%	9%
Selling, general and administrative expenses	(351.4)	(0.7)		(358.1)	7.3
Operating income	713.9	(4.1)	$709.8	610.9	9.3	$620.2	17%	14%
Equity in earnings of equity method investees	0.2			—
EBIT			$710.0			$620.2	NA	14%
Interest expense	(81.3)			(94.1)
Loss on write-off of debt issuance costs	(2.1)	2.1		—
Income before income taxes	630.7	(2.0)	$628.7	516.8	9.3	$526.1	22%	20%
Provision for income taxes (1)	(128.7)	(0.4)		(163.6)	(3.8)
Net income	502.0	(2.4)		353.2	5.5
Net (income) loss attributable to noncontrolling interests	(2.5)			5.7
Net income attributable to CBI	$499.5	$(2.4)	$497.1	$358.9	$5.5	$364.4	39%	36%

EPS (2)	$2.48	$(0.01)	$2.47	$1.75	$0.03	$1.77	42%	40%

Weighted average common shares outstanding – diluted	201.346		201.346	205.650		205.650

Gross margin	51.1%		50.9%	47.9%		48.0%
Operating margin	34.2%		34.1%	30.2%		30.7%
Effective tax rate	20.4%		20.5%	31.7%		31.8%

	Three Months Ended August 31, 2017				Three Months Ended August 31, 2016
Comparable Adjustments	Acquisitions, Divestitures and Related Costs (3)	Restructuring and Related Charges	Other (4)	Total	Acquisitions, Divestitures and Related Costs (3) (5)	Restructuring and Related Charges	Other (4) (5)	Total
Cost of product sold	$(2.8)	$—	$6.2	$3.4	$(3.4)	$—	$1.4	$(2.0)
Selling, general and administrative expenses	$(0.7)	$(2.0)	$3.4	$0.7	$(7.4)	$0.1	$—	$(7.3)
Operating income (loss)	$(3.5)	$(2.0)	$9.6	$4.1	$(10.8)	$0.1	$1.4	$(9.3)
Loss on write-off of debt issuance costs	$—	$—	$(2.1)	$(2.1)	$—	$—	$—	$—
(Provision for) benefit from income taxes (1)	$1.3	$0.8	$(1.7)	$0.4	$4.3	$—	$(0.5)	$3.8
Net income (loss) attributable to CBI	$(2.2)	$(1.2)	$5.8	$2.4	$(6.5)	$0.1	$0.9	$(5.5)

EPS (2)	$(0.01)	$(0.01)	$0.03	$0.01	$(0.03)	$—	$—	$(0.03)

(1)	The effective tax rate applied to each Comparable Adjustment amount is generally based upon the jurisdiction in which the Comparable Adjustment was recognized.

(2)	May not sum due to rounding as each item is computed independently.

(3)
For the three months ended August 31, 2017, acquisitions, divestitures and related costs consist of (i)  transaction, integration and other acquisition-related costs recognized primarily in connection with the acquisition of Prisoner. For the three months ended August 31, 2016, acquisitions, divestitures and related costs consist of (i)  transaction, integration and other acquisition-related costs recognized primarily in connection with the acquisition of Prisoner and the June 2013 beer business acquisition, and (ii)  costs recognized in connection with the evaluation of the merits of executing an initial public offering for a portion of our then-owned Canadian wine business (see note (5) below).

(4)
For the three months ended August 31, 2017, other consists primarily of a net gain from the mark to fair value of undesignated commodity derivative contracts. For the three months ended August 31, 2016, other consists of a net gain from the mark to fair value of undesignated commodity derivative contracts.

(5)
Includes the reclassification of costs recognized in connection with the evaluation of the merits of executing an initial public offering for a portion of our then-owned Canadian wine business from other to acquisition, divestitures and related costs for the three months and six months ended August 31, 2016.

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

	Six Months Ended August 31, 2017			Six Months Ended August 31, 2016			Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)
Net sales	$4,020.0		$4,020.0	$3,893.0		$3,893.0	3%	3%
Cost of product sold	(1,959.4)	$4.3		(2,042.7)	$(9.1)
Gross profit	2,060.6	4.3	$2,064.9	1,850.3	(9.1)	$1,841.2	11%	12%
Selling, general and administrative expenses	(778.6)	92.3		(686.7)	14.4
Operating income	1,282.0	96.6	$1,378.6	1,163.6	5.3	$1,168.9	10%	18%
Equity in earnings of equity method investees	0.6			0.7
EBIT			$1,379.2			$1,169.6	NA	18%
Interest expense	(163.7)			(178.7)
Loss on write-off of debt issuance costs	(8.8)	8.8		—
Income before income taxes	1,110.1	105.4	$1,215.5	985.6	5.3	$990.9	13%	23%
Provision for income taxes (1)	(202.8)	(40.1)		(313.3)	(1.1)
Net income	907.3	65.3		672.3	4.2
Net (income) loss attributable to noncontrolling interests	(5.0)			4.9
Net income attributable to CBI	$902.3	$65.3	$967.6	$677.2	$4.2	$681.4	33%	42%

EPS (2)	$4.48	$0.32	$4.81	$3.30	$0.02	$3.32	36%	45%

Weighted average common shares outstanding – diluted	201.199		201.199	205.508		205.508

Gross margin	51.3%		51.4%	47.5%		47.3%
Operating margin	31.9%		34.3%	29.9%		30.0%
Effective tax rate	18.3%		20.0%	31.8%		31.7%

	Six Months Ended August 31, 2017				Six Months Ended August 31, 2016
Comparable Adjustments	Acquisitions, Divestitures and Related Costs (6)	Restructuring and Related Charges	Other (7)	Total	Acquisitions, Divestitures and Related Costs (5) (6)	Restructuring and Related Charges	Other (5) (7)	Total
Cost of product sold	$(9.8)	$—	$5.5	$(4.3)	$(13.7)	$—	$22.8	$9.1
Selling, general and administrative expenses	$(5.5)	$(3.4)	$(83.4)	$(92.3)	$(13.4)	$(1.0)	$—	$(14.4)
Operating income (loss)	$(15.3)	$(3.4)	$(77.9)	$(96.6)	$(27.1)	$(1.0)	$22.8	$(5.3)
Loss on write-off of debt issuance costs	$—	$—	$(8.8)	$(8.8)	$—	$—	$—	$—
(Provision for) benefit from income taxes (1)	$5.3	$1.3	$33.5	$40.1	$9.2	$0.4	$(8.5)	$1.1
Net income (loss) attributable to CBI	$(10.0)	$(2.1)	$(53.2)	$(65.3)	$(17.9)	$(0.6)	$14.3	$(4.2)

EPS (2)	$(0.05)	$(0.01)	$(0.26)	$(0.32)	$(0.09)	$—	$0.07	$(0.02)

(6)
For the six months ended August 31, 2017, acquisitions, divestitures and related costs consist of (i)  transaction, integration and other acquisition-related costs recognized primarily in connection with the acquisitions of Prisoner and the Obregon brewery, and (ii)  costs recognized in connection with the Canadian Divestiture and related activities. For the six months ended August 31, 2016, acquisitions, divestitures and related costs consist of (i)  transaction, integration and other acquisition-related costs recognized primarily in connection with the acquisition of the Meiomi business in August 2015, the June 2013 beer business acquisition and the acquisition of Prisoner, and (ii)  costs recognized in connection with the evaluation of the merits of executing an initial public offering for a portion of our then-owned Canadian wine business.

(7)
For the six months ended August 31, 2017, other consists primarily of impairment of certain intangible assets. For the six months ended August 31, 2016, other consists of a net gain from the mark to fair value of undesignated commodity derivative contracts.

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
GUIDANCE - EPS
(in millions, except per share data)
(unaudited)

EPS Guidance

	Range for the Year Ending February 28, 2018
Forecasted EPS - reported basis (GAAP)	$7.90	$8.05
Acquisitions, divestitures and related costs (1)	0.08	0.08
Restructuring and related charges	0.01	0.01
Other (2)	0.26	0.26
Forecasted EPS - comparable basis (Non-GAAP) (3)	$8.25	$8.40

Actual for the Year Ended February 28, 2017
EPS - reported basis (GAAP)	$7.52
Acquisitions, divestitures and related costs (1)	(0.77)
Other (2)	0.01
EPS - comparable basis (Non-GAAP) (3)	$6.76

(1)
Includes an estimated $0.02, $0.02, $0.01 and $0.01 EPS for the year ending February 28, 2018, associated primarily with transaction, integration and other acquisition-related costs in connection with the Prisoner acquisition, the Schrader acquisition, the October 2016 Wine and Spirits Acquisitions and the Obregon brewery acquisition, respectively, and $0.01 EPS for the year ending February 28, 2018, associated with costs in connection with the Canadian Divestiture and related activities. Includes ($0.88) EPS for the year ended February 28, 2017, associated with a net gain in connection with the Canadian divestiture and related activities, partially offset by $0.03, $0.03, $0.02, $0.01 and $0.01 EPS for the year ended February 28, 2017, associated with transaction, integration and other acquisition-related costs in connection with the acquisitions of Prisoner, the June 2013 beer business, Meiomi, High West and other acquisitions, respectively. (3)

(2)
Includes an estimated $0.27 and $0.03 EPS for the year ending February 28, 2018, associated primarily with an impairment of certain intangible assets and a loss on the write-off of debt issuance costs, respectively, partially offset by ($0.02) and ($0.02) EPS for the year ending February 28, 2018, associated with a net gain from the mark to fair value of undesignated commodity derivative contracts and a foreign currency translation gain related to business reorganization activities. Includes ($0.12) EPS for the year ended February 28, 2017, associated with a net gain from the mark to fair value of undesignated commodity derivative contracts, partially offset by $0.12 EPS for the year ended February 28, 2017, associated with an impairment of certain intangible assets. (3)

(3)	May not sum due to rounding as each item is computed independently.

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
GUIDANCE - FREE CASH FLOW
(in millions)
(unaudited)

Free Cash Flow Guidance

Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 28, 2018
Net cash provided by operating activities (GAAP)	$1,900.0	$2,100.0
Purchases of property, plant and equipment	(1,175.0)	(1,275.0)
Free cash flow (Non-GAAP)	$725.0	$825.0
	Actual for the Six Months Ended August 31, 2017	Actual for the Six Months Ended August 31, 2016
Net cash provided by operating activities (GAAP)	$1,102.9	$1,044.9
Purchases of property, plant and equipment	(505.1)	(368.6)
Free cash flow (Non-GAAP)	$597.8	$676.3